EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-95011 and 333-95711) and in the Registration Statements on Form S-8 (Nos. 333-32898, 333-44264, 333-48712, 333-48714, 333-48716, 333-76667, 333-76665, 333-93719, 333-93839, 333-79997, 333-68703, 333-52035, 333-57542, 333-24831, 333-00535, 033-59153, 333-58896, 333-59428, 333-65512, 333-66076, 333-66074, 333-71530, 333-71528, and 333-81398) of Cypress Semiconductor Corporation of our report dated January 23, 2002, except as to Notes 15 and 18, which are as of February 28, 2002, relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
San Jose, California
March 25, 2002